Exhibit 99.3

[LETTERHEAD OF CREDIT SUISSE SECURITIES (USA) LLC]

Board of Directors

QLT Inc.

887 Great Northern Way, Suite 250

Vancouver, BC V5T 4T5

Canada

Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated June 25, 2014, to the Board of Directors of QLT Inc. (“QLT”) as Annex D to, and reference thereto under the headings “SUMMARY — Opinion of QLT’s Financial Advisor” and “THE MERGER — Opinion of QLT’s Financial Advisor” in the joint proxy statement/prospectus relating to the proposed transaction involving QLT and Auxilium Pharmaceuticals, Inc., which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of QLT (the “Registration Statement”).  By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Vincent Lozada
Managing Director

August 4, 2014